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                                                                    EXHIBIT 11.1


                            CENTURY ALUMINUM COMPANY
           STATEMENT RE: CALCULATION OF EARNINGS PER COMMON SHARE AND
                             COMMON SHARE EQUIVALENT
                    (in Thousands, Except Per Share Amounts)
                                   (Unaudited)


                                                             THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                SEPTEMBER 30,                  SEPTEMBER 30,
                                                            1997             1996            1997          1996
                                                            ----             ----            ----          ----
Primary:

            Net income (loss) ....................        $ (3,203)        $ (1,490)        $ 1,306        $14,080

       Weighted average common shares and common
       share equivalents outstanding .............          20,244           20,104          20,234         21,102
                                                          --------         --------         -------        -------

       Earnings (loss) per common share and common
       share equivalent ..........................        $  (0.16)        $  (0.07)        $  0.06        $  0.67
                                                          ========         ========         =======        =======


Fully Diluted:

            Net income (loss) ....................        $ (3,203)        $ (1,490)        $ 1,306        $14,080

       Weighted average common shares and common
       share equivalents outstanding .............          20,244           20,112          20,234         21,112
                                                          --------         --------         -------        -------

       Earnings (loss) per common share and common
       share equivalent ..........................        $  (0.16)        $  (0.07)        $  0.06        $  0.67
                                                          ========         ========         =======        =======

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